CONSENT AND WAIVER AGREEMENT

THIS CONSENT AND WAIVER AGREEMENT (this “Agreement”), dated as of April 23, 2009 is entered into by and among Cyberdefender Corporation, a California corporation (the “Company”), the undersigned holders of at least 75% of the outstanding principal amount of the Debentures (as hereinafter defined) (the “Holders”) and the Agent (as defined in the Purchase Agreement).

WHEREAS, pursuant to a Securities Purchase Agreement, dated September 12, 2006 (the “Purchase Agreement”), among the Company and the purchasers signatory thereto, the Holders purchased from the Company 10% Secured Convertible Debentures (the “Debentures”) and warrants to purchase Common Stock of the Company issued pursuant thereto (the “2006 Warrants”).

WHEREAS, capitalized terms used but not defined herein have the meanings ascribed to them in the Purchase Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each of the undersigned Holders hereby agree as follows:

1. Each of the undersigned Holders hereby consents, as required by Section 7(a) of the Debentures, to the issuance by the Company of up to $300,000 in aggregate principal amount of the Company’s 10% Convertible Promissory Notes, due five months from the date of issuance and convertible into shares of Common Stock at a conversion price of $1.75 per share, subject to adjustment as provided therein (such financing, “New Debt Financing” and such waiver, the “Waiver”).

2. Except as expressly set forth herein, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.

3. This Agreement may be executed in two or more counterparts and by facsimile signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

4. The Company has elected to provide all Holders with the same terms and form of consent and waiver for the convenience of the Company and not because it was required or requested to do so by the Holders.  The obligations of each Holder under this Agreement, and any Transaction Document are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance or non-performance of the obligations of any other Holder under this Agreement or any Transaction Document.  Nothing contained herein or in any Transaction Document, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this consent and waiver or the Transaction Documents.  Each Holder shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.  Each Holder has been represented by its own separate legal counsel in their review and negotiation of this Agreement and the Transaction Documents.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Consent and Waiver Agreement is executed as of the date first set forth above.

CYBERDEFENDER CORPORATION

By: /s/ Gary Guseinov Name: Gary Guseinov
Title: Chief Executive Officer

[signature page(s) of Holders to follow]

COUNTERPART SIGNATURE PAGE
OF HOLDER TO
CONSENT AND WAIVER,
AMONG CYBERDEFENDER CORPORATION AND
THE HOLDERS THEREUNDER

Name of Holder:
By:
Name:
Title: